Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No’s. 333-179313, 333-132713, 333-63228, 333-114161, 333-150346 on Form S-8 and Registration Statement No’s. 333-177726, 333-147425, 333-152163, 333-153634 on Form S-3 of our report dated March 30, 2012, relating to the consolidated financial statements of Neonode Inc. and subsidiary appearing in the Annual Report on Form 10-K of Neonode Inc. for the years ended December 31, 2011 and 2010.

/s/ KMJ Corbin & Company LLP
Costa Mesa, California
March 30, 2012